EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-29146 and to Registration Statement No. 33-72582 of Duquesne Light Holdings, Inc. on Form S-8 of our report dated June 4, 2004 appearing in this Annual Report on Form 11-K of the Duquesne Light Holdings, Inc. 401(k) Retirement Savings Plan (formerly the DQE, Inc.
401(k) Retirement Savings Plan) for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

June 28, 2004

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